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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                   FORM 8-A/A
                                 AMENDMENT NO. 1

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                OPEN MARKET, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                       04-3214536
(State of Incorporation)                     (IRS Employer Identification No.)

          One Wayside Road
      Burlington, Massachusetts                           01803
(Address of principal executive offices)               (Zip Code)

If this form relates to the                If this form relates to the
registration of a class of securities      registration of a class of securities
pursuant to Section 12(b) of the           pursuant to Section 12(g) of the
Exchange Act and is effective              Exchange Act and is effective
pursuant to General Instruction            pursuant to General Instruction
A.(c), please check the following          A.(d), please check the following
box. [  ]                                  box. [  ]

Securities Act registration statement file number to which this form relates: ______________
             (If applicable)

        Securities to be registered pursuant to Section 12(b) of the Act:

                                      None
                                (Title of Class)

        Securities to be registered pursuant to Section 12(g) of the Act:


                         Preferred Stock Purchase Rights
                                (Title of Class)


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EXPLANATORY NOTE:

       Open Market, Inc. (the "Company") hereby amends and supplements Items 1 and 2 of its Registration Statement on Form 8-A, filed with the Securities and Exchange Commission (the "Commission") on January 30, 1998.


ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         In connection with the Agreement and Plan of Merger, dated as of August 15, 2001, by and among divine, inc., DI1 Acquisition Company and the Company, the Company and Fleet National Bank (formerly BankBoston N.A.)(the "Rights Agent") entered into Amendment No. 4, dated as of August 15, 2001, to Rights Agreement ("Amendment No. 4"), amending the Rights Agreement, dated as of January 26, 1998, as amended, between the Company and the Rights Agent (the "Rights Agreement"). A copy of Amendment No. 4 is attached as Exhibit 4.1 to the Company's Current Report on Form 8-K, filed with the Commission on August 17, 2001, and is incorporated herein by reference.

         As previously disclosed in the Company's Current Reports on Form 8-K, the Rights Agreement was amended by Amendment No. 1, dated as of February 17, 1999, to Rights Agreement between the Company and the Rights Agent, Amendment No. 2, dated as of March 20, 2001, to Rights Agreement between the Company and the Rights Agent, and Amendment No. 3, dated May 25, 2001, to Rights Agreement between the Company and the Rights Agent. These amendments are each attached as
Exhibit 4.1 to the Company's Current Report on Form 8-K, filed with the Commission on March 4, 1999, Current Report on Form 8-K, filed with the Commission on March 27, 2001, and Current Report on Form 8-K, filed with the Commission on June 4, 2001, respectively, and are incorporated herein by reference.

         The foregoing description of the amendments to the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the text of each amendment.


ITEM 2. EXHIBITS.

         Item 2 is amended in its entirety as follows:


EXHIBIT NO.                                 DESCRIPTION

     1            Rights Agreement, dated as of January 26, 1998, between the
                  Company and Fleet National Bank (formerly BankBoston N.A.), which includes as Exhibit A Terms of the Series A Junior
                  Participating Preferred Stock, as Exhibit B the Form of Rights
                  Certificate, and as Exhibit C the Summary of Rights to Purchase Preferred Stock (incorporated herein by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A
                  (File No. 000-28439)).

     2            Amendment No. 1, dated as of February 17, 1999, to Rights
                  Agreement, by and between the Company and Fleet National Bank
                  (formerly BankBoston N.A.)


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                  (incorporated herein by reference to Exhibit 4.1 to the
                  Company's Current Report on Form 8-K, filed with the
                  Commission on March 4, 1999).

     3            Amendment No. 2, dated as of March 20, 2001, to Rights
                  Agreement, by and between the Company and Fleet National Bank
                  (formerly BankBoston N.A.) (incorporated herein by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K, filed with the Commission on March 27, 2001).

     4.           Amendment No. 3, dated as of May 25, 2001, to Rights
                  Agreement, by and between the Company and Fleet National Bank
                  (formerly BankBoston N.A.)(incorporated herein by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K, filed with the Commission on June 4, 2001).

     5.           Amendment No. 4, dated as of August 15, 2001, to Rights
                  Agreement, by and between the Company and Fleet National Bank
                  (formerly BankBoston N.A.)(incorporated herein by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K, filed with the Commission on August 17, 2001).




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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 to Registration Statement on Form 8-A/A to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 24, 2001.
                                                 OPEN MARKET, INC.


                                                 /s/ Edward Durkin
                                                 ------------------------------
                                                 Edward Durkin
                                                 Vice President and
                                                 Chief Financial Officer








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